Exhibit 10.1

Shareholder Investment Agreement

Article 1: Joint Investors

Party A: Hedetang Foods (China) Co., Ltd.

Legal representative: Zhu Fei

Party B: Shaanxi Yinlian Huijin Investment Management Co., Ltd.

Legal representative: Xu Hongli

Article 2: Background of Investment Cooperation

2.1. Principles of Cooperation: Party A and Party B shall sign this agreement based on the principles of voluntariness, equality, justice, integrity and good faith; Shareholders shall fully negotiate with each other, be diligent, bring their superiority into full play, and provide ideas to accelerate the development of the company; Shareholders shall negotiate immediately once any problem occurs, and strive based on the principles of seeking common ground while reserving differences and in the interest of the company to takeg precedence over the individual interest, so as to develop the company.

2.2 Objects of Cooperation: Party A, Hedetang Foods (China) Co., Ltd. and Party B, Shaanxi Yinlian Huijin Investment Management Co., Ltd. will jointly establish Zhonglian Hengxin Assets Management Co., Ltd. (Hereinafter referred to as Zhonglian Hengxin).

2.3 Areas of Cooperation: Zhonglian Hengxin established by Party A and Party B mainly shall engage the businesses of acquisition and disposition of non-performing assets, enterprise reorganization by merger and acquisition, credit and debt liquidation, management of private equity investment fund by entrustment, private placements and investment management.

Article 3: Forms of Contribution, Shareholding Percentages, Profits and Losses

The registered capital of Zhonglian Hengxin is RMB100,000,000.00 (RMB ONE HUNDRED MILLION YUAN), among which, Party A holds 55% of the registered capital (shares) and Party B holds 45% of the registered capital(shares).

Party A shall advance the initial expenses including office decoration, office furniture, personnel recruitment and training, corporate image design, and business development after Zhonglian Henxin is established. All the expenses mentioned above shall be regarded as Zhonglian Hengxin’s debts to party A and shall be paid back to Party A after Zhonglian Hengxin starts its normal operation.

Each shareholder shall receive its dividends and other profit distribution and assume investment risks based upon the percentage of its shareholding.

Article 4: Rights and Obligations

4.1. Shareholders Meeting: The shareholders of Zhonglian Henxin will be composed of Party A and Party B, and the shareholders meeting has the highest authority. The shareholders resolutions shall be passed by the approval of the shareholders representing over half of the voting power of the Company. The major matters of amendment to the Articles of Association, increase or decrease of registered capital, merger, division, change the form of the Company, the addition of any new shareholders shall be passed by approval of shareholders representing more than two-thirds of the voting power of the Company. The shareholders’ meeting shall be held once a year. According to the actual situation, Party A or Party B may propose to hold a special shareholders meeting. The shareholders’ meeting shall be convened by the board of directors and shall be presided by the chairman of the board of directors. If the chairman of the board of directors is unable to perform his/her duties for any particular reason, another director elected by more than half of the directors shall preside the meeting. The shareholders meeting shall:(1) decide the Company’s operation policies and investment plans; (2) review and approve the annual financial budget and final accounts of the Company; (3) appoint and dismiss directors and supervisors; (4) review and approve the profit distribution and loss make-up plan of the Company; (5) be responsible for the other matters stipulated in the articles of association of the Company.

4.2. Board of Directors: Zhonglian Henxin shall set up a board of directors, which is the Company’s decision-making body and responsible to the shareholders. The board of directors consists of five directors, of which Party A appoints three directors and Party B appoints two directors. The chairman of the board shall be elected by the board of directors. The resolutions of the board of directors shall be approved by over half of the directors and each director has one vote. The board meeting shall be convened and presided over by the chairman of the board of directors. When the chairman of the board of directors is unable to perform his/her duties for any particular reasons, another director recommended by over half of the board members shall convene and preside the meeting. The board of directors is mainly responsible for the following duties: (1) to report to the shareholders and convene the shareholders’ meeting and to implement the resolution of the shareholders’ meeting; (2) to decide on the major business projects and foreign investment programs of the Company; (3) to decide on the establishment of the internal management structures and departments and the principal management policies; (4) the duties of the board of directors stipulated in the articles of association of the Company.

4.3 General Manager: Zhonglian Henxin shall have a general manager, who is responsible to the board of directors. Before the new shareholder is added, the general manager shall be appointed by the board of directors or appointed by Party B. The duties of the general manager include: (1) in charge of the operation and management of the Company; (2) in charge of establishment of business, products development, and business development of the Company; (3) decision-making of issues in his/her duties and authorities stipulated in the rules and regulations of the Company; (4) drafting strategic development plan and corporate rules and regulations and reporting them to the board of directors for approval; and (5) other powers and duties granted by the board of directors.

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4.4 Supervisor: Zhonglian Henxin will not have a board of supervisors but a sole supervisor. The duty of the supervisor includes: (1) supervising and inspecting the finance of the Company; (2) supervising the behavior of directors, general managers and other executive officers as whether they violate laws, regulations or Articles of Association while fulfilling their duties, and suggesting a dismissal of them to the shareholders meeting; (3) requiring the directors, general manager and other executive officers to correct any conduct that damages the interest of the Company and make suggestions to the shareholders meeting to dismiss such person that refuses to correct after warning ; (4) proposing a special shareholders’ meeting; and (5) other duties stipulated in the Company’s Articles of Association.

Article 5: Equity Transfer, Withdrawal, Increase of Capital, Addition of New Shareholders

5.1. Transfer: The shareholders of Zhonglian Henxin shall not transfer their shares and capital contribution within 24 months after the Company is established. After 24 months, the shareholders can transfer all or part of their capital contribution among themselves. Any transfer of capital stock to a third party must be approved by the majority of shareholders and the shareholders who represent more than half the voting power of the Company. The shareholder who doesn’t approve the transfer should purchase the capital stock proposed to be offered in such transfer for a purchase price referring to the selling shareholder’s capital contributions in relation to the number of such shares. If the shareholder does not purchase such shares, it shall be deemed to be an approval by such shareholder of the transfer. For any approved transfer of capital stock, under the same conditions, the other shareholder has the right of first refusal for such offered capital stock.

5.2 Withdrawal: The shareholders shall not transfer their shares and capital contribution within 24 months after they became the shareholders of Zhonglian Henxin. After 24 months, the shareholders could withdraw all or part of their capital contribution but must do so in accordance with legal procedures. When a shareholder withdraws from the Company, it will receive 50% of the undistributed profits which should have distributed to it based upon its ownership of the Company. Capital contribution paid by such shareholder should be returned to it as its initial contribution amount.

5.3. Increase of Capital Increase: The Company may increase its registered capital at any time with the business development. If capital increase is needed, all shareholders shall contribute the additional capital according to their share percentage of the Company.

5.4 Addition of New Shareholders: In order to achieve the Company’s development strategy, if necessary, strategic partners can be added with the consent of shareholders representing over two thirds of the voting power of the Company. The introduction of new shareholders must be done by the following principles: (1) regardless of the amount of the capital contribution by the new shareholder, the proportion of their shares of the Company cannot exceed 50%, unless the Company becomes a public company; (2) all the new shareholders shall operate legally and should be beneficial to the Company.

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Article 6: Financial and Accounting Rules, Profit Distribution and Audit

6.1. Company Expenses: The expenses of Zhonglian Henxin from the date of incorporation to date of operation which is about 10 months shall be advanced by Party A. The expenses after the Company is in normal operation or gets profits shall be dealt according to the Company’s financial policies. With respect the expenses advanced by Party A, Zhonglian Henxin shall sign a written agreement with Party A confirming the amount and the repayment method after Zhonglian Henxin is established.

6.2. Reimbursement: The Company shall adhere to the principles of openness, fairness, frugality, balance of revenue and expenditure, and establishes a scientific and effective approval system to avoid major financial risks. The valid signatory shall be authorized by the board of directors. Any single reimbursement fee under RMB 20,000 Yuan shall be approved by the general manager. Any single reimbursement fee between RMB 20,000 and 50,000 Yuan shall be verified by the general manager and approved by the chairman of the board of directors. Any single fee more than RMB 50,000 Yuan shall be approved by the board of directors. Company expenses shall be audited every year, and the profits can’t be distributed until the audit is passed. With the business development, introduction of senior management, formulation of authorization system and other factors in a year, financial reimbursement policies and approval policies shall be adopted separately.

6.3. Profit distribution: The Company shall pay 20% of its net profit as the dividends to the shareholders in the first year. In the future, dividends shall be approved by the shareholders’ meeting according to the net profit. But the maximum dividends shall not be over 50%. The remaining profits are retained as the capital reserve or reinvestment fund.

6.4 Audit: The Company shall be audited once a year and the audit results shall be reported to all shareholders. The audit includes finance, internal process, risk management system, personnel ethics and so on. The profits can’t be distributed until the audit is passed.

Article 7: Human Resources and Benefits

7.1. Employment and Dismissal: The employees of Zhonglian Henxin shall be hired and dismissed in accordance with the company’s recruitment procedures and standards approved by the board of directors. Any shareholder has no right to promise and decide to hire anyone that is not beneficial to the Company development. The senior management above vice-president shall be hired and dismissed by the board of directors. The employees below the middle level management shall be hired and dismissed by the general manager.

7.2. Benefits: Since the Company is newly established, benefits standards shall be made in an economical, effective, cost-cutting way. Salary includes basic salary, performance pay, subsidy and commission. This shall be implemented in accordance with the Company’s compensation policies. The salary of executives shall be determined by the board of directors, and the salary of middle level management and employees shall be determined by the general manager. Performance pay, subsidy and commission shall be paid according to the annual, quarterly, monthly based upon the amount of the work completed. The specific salary and reward and punishment policies shall be prepared by the general manager and be reported to the board of directors for approval and studied by the employees before they are implemented.

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Article 8: Risk Control

8.1. Investment risks: The shareholders of the Company should be honest, upright, self-disciplined and noble. The Company shall establish a scientific, impartial and efficient risk control mechanism on the specific investment projects and adopt “The Measures of Corporate Risk Control & Management’. At the beginning of the Company, when the senior executives are not in place, the shareholders of the Company shall decide them through discussion. Meanwhile, the Company shall avoid government policy risks, financial risks, legal risk and etc.

8.2. Financial Management: The Company shall manage the investments funds strictly and avoid major financial risks. The fund accounts shall be under effective supervision through approval and supervision methods. More details are covered in “Corporate Fund Management Policy”. The valid signatory of reimbursement shall be decided by the shareholders meeting. The Company shall adopt “Corporate Financial Management Measures” and “Corporate Financial Reimbursement Policy”, which shall be abided by shareholders, directors, executives and all employees.

8.3. Legal risks: Illegal fund-raising is prohibited. The Company shall operate legally.

Article 9: The Management and Use of Company Seals

9.1. The Company’s seals mainly include the Company seal, special financial seal, special contract seal, legal representative seal, director seal, cash receipt seal and others. All the seals shall be carved with the approval of Public Security Agency and shall be carved in the places approved by the Public Security Agency. The seals shall not be used until the samples are filed with the Public Security Agency.

9.2. Bank reserved seals include the Company seal, special financial seal and legal representative seal.

9.3 The seals shall be kept by designated person. The seals shall be controlled and used by following the examination, approval and registration procedures. Specific “Measures for Company Seals” shall be adopted separately to regulate the use of Company seals.

Article 10: Supplement and Breach

10.1 Any matters not covered in this Agreement can be settled in a supplementary agreement after negotiation and agreed by both parties. Any modification shall be made and signed by the both parties in writing. This Agreement is executed in four originals. This Agreement shall take effect on the date when it is signed by the legal representatives of both parties.

10.2 Either party who fails to perform or fails to fully perform the provisions of this Agreement shall be considered as a breach of agreement, and the breaching party shall compensate the other shareholders and the Company all the economic losses caused by the breach.

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10.3 Any dispute arising during the cooperation shall be settled through friendly consultation among all the shareholders. If no agreement can be reached, the dispute should be submitted to the People’s Court, where Party A is located, for settlement.

10.4. This agreement covers the cooperation between Party A and Party B of their joint investment of Zhonglian Hengxin Assets Management Co., Ltd. If there is any conflict between Articles of Association of the Company and this Agreement, the Articles of Association shall prevail.

Party A (Signature and Seal): Hedetang Foods (China) Co. Ltd.

Legal Representative: /s/ Zhu Fei

Party B (Signature and Seal): Shaanxi Yinlian Huijin Investment Management Co. Ltd.

Legal Representative: /s/ Xu Hongli

Date: September 6, 2017

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